Exhibit 99.1

PHH CORPORATION STOCKHOLDERS VOTE TO APPROVE
ACQUISITION BY GE CAPITAL SOLUTIONS

Mt. Laurel, NJ, September 26, 2007 —  PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today announced that its stockholders have approved the acquisition of the Company by GE Capital Solutions, the business-to-business leasing, financing and asset management unit of General Electric Company (NYSE: GE) pursuant to the previously announced Agreement and Plan of Merger, dated as of March 15, 2007, by and among PHH, General Electric Capital Corporation and Jade Merger Sub, Inc. (the “Merger Agreement”).

Based on the preliminary tally of shares voted at the special meeting, approximately 86% of the total shares that voted on the approval of the Merger Agreement, voted FOR its approval.  This FOR vote represented approximately 75% of the total number of shares of PHH’s common stock outstanding and entitled to vote at the special meeting on August 16, 2007 (the record date for the special meeting).  At the special meeting, all proxy cards and ballots were turned over to the independent inspector of elections, Mellon Investor Services, LLC, for final tabulation and certification.

If the merger is completed, PHH stockholders would receive $31.50 per share in cash at closing, representing a premium of 13.3% over the PHH stock closing price on the New York Stock Exchange (the “NYSE”) of $27.81 on March 14, 2007 (the trading day prior to the date the merger was announced).

The Company intends to continue to seek to satisfy its conditions to closing the merger; although there can be no assurances that all of the conditions to closing will be satisfied or that the merger will close by the end of the year, if at all.

Following the effective time of the merger, PHH stockholders will be sent materials and instructions on how to surrender their shares and receive the merger consideration.  Following the closing of the merger, shares of PHH common stock will no longer be listed on the NYSE.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries please visit our website at www.phh.com.
1 Inside Mortgage Finance, Copyright 2007

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  You should understand that these statements are not guarantees of performance or results and are preliminary in nature.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, in connection with any forward-looking statements that may be made by us and our businesses generally.  Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Contact Information:
Investors:
Nancy R. Kyle
856-917-4268
Media:
Karen K. McCallson
856-917-8679